Consent of Independent
                   Certified Public Accountants



Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference into this Registration Statement on Form S-3, Registration No.
333-43149, of our report dated March 5, 1999, relating to the consolidated financial statements of Perma-Fix
Environmental Services, Inc. appearing in the Annual
Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the heading
"Experts" in the Prospectus.


                                   /s/ BDO Seidman, LLP

                                    BDO Seidman, LLP

Orlando, Florida
October 20, 1999